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                                                                    EXHIBIT 10.1


                                PerkinElmer, Inc.

                                      1998
                           DEFERRED COMPENSATION PLAN

                                1999 Restatement


                                     PURPOSE

         The purpose of the PerkinElmer, Inc. 1998 Deferred Compensation Plan (the "Plan") is to provide non-employee directors and a select group of management and highly compensated Employees who have contributed to, and are expected to continue to contribute to, the growth, development and business success of PerkinElmer, Inc. with an opportunity to defer receipt of their compensation in order to build savings. This Plan is sponsored by PerkinElmer, Inc. (the "Company") and the Company, and any subsidiary designated by the Company, or the Compensation and Stock Option Committee of the PerkinElmer, Inc. Board of Directors, (the "Committee" and the "Board", respectively), shall be Participating Employers under this Plan; provided that the Participating Employers shall automatically include all subsidiaries which employ Officers as defined in Section 1.1 of the Plan, without any further designation. This Plan shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                   ARTICLE 1

                      DESIGNATION, ENROLLMENT, TERMINATION

         1.1 DESIGNATION BY COMMITTEE. Participation in the Plan is limited to non-employee directors of the Company and a select group of management and highly compensated Employees of the Company. Executive Officers of the Company as defined under Rule 3b-7 of the Securities Exchange Act of 1934 (the "Officers") and such other employees of a Participating Employer who (i) receive Base Salary (prior to any deferral under this Plan) in excess of $100,000, and (ii) are designated by the Committee, shall be eligible to participate in the Plan (an "Eligible Executive"). Each non-employee director of the Company shall also be eligible to participate in the Plan (an "Eligible Director").

         1.2 ENROLLMENT. In order to participate, each Eligible Executive and Eligible Director shall complete, execute and return to the Committee all elections on a form substantially as attached hereto (the "Election Form") or any

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                  other form used by the Committee with respect to the deferrals under Section 2.9. The Committee may, from time to time, (i) establish such other enrollment requirements as it determines in its sole discretion are necessary, (ii) modify the Election Form, and (iii) provide for an alternative enrollment method.

         1.3 COMMENCEMENT OF PARTICIPATION. An Eligible Director or Eligible Executive shall commence participation (become a "Participant") in the Plan with the first payroll in the month following the month in which the Eligible Director or Eligible Executive completes the enrollment requirements to the satisfaction of the Committee ("Completes Enrollment"). If an Eligible Executive fails to Complete Enrollment within 30 days following the date he or she becomes an Officer of the Company, or is designated as an Eligible Executive by the Committee, then such Eligible Executive shall not be eligible to participate in the Plan until the first day of the Plan Year following the date he or she Completes Enrollment. If an Eligible Director fails to Complete Enrollment within 30 days following the date he or she becomes an Eligible Director or the Effective Date of the 1999 Restatement, whichever is later, the Eligible Director shall not be eligible to participate in the Plan until the first day of the Plan Year following the date he or she Completes Enrollment.

         1.4 COMMITTEE TERMINATION OF PARTICIPATION. If the Committee determines in good faith that a Participant is no longer (a) an Officer of the Company, (b) an Eligible Director, or (c) a member of the class of employees from among whom Eligible Executives may be designated by the Committee, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute any amounts previously deferred by the Participant, adjusted for gains and losses, as if the Participant had terminated employment under Section 4.5, and terminate the Participant's participation in the Plan.

         1.5 AUTOMATIC TERMINATION OF PARTICIPATION. Participation in this Plan will automatically terminate on (i) the Participant's termination of employment or ceasing to be an Eligible Director; (ii) transfer to a subsidiary of the Company which is not a Participating Employer; or (iii) the Participant's death. In the event of such termination, the Participant's deferral election shall continue in effect with respect to amounts paid following termination with respect to which an election was made prior to such termination.


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         1.6      Effective Date. April 1, 1998; provided that no deferrals may be made under Section 2.1 prior to July 1, 1998. The Effective Date of the 1999 Restatement is October 20, 1999.

                                   ARTICLE 2

                               DEFERRALS; CREDITS

         2.1      DEFERRAL ELECTION.

                  (a) BASE SALARY AND ANNUAL BONUS. For each calendar year (the "Plan Year"), a Participant may elect to defer up to one-half (1/2) of the Participant's Base
                           Salary and/or part or all of the bonus under any annual bonus plan or arrangement maintained by the Company or such other bonus arrangement as may be designated by the Committee in its sole discretion. An Eligible Director may defer any part or all of those directors fees to be paid to the Eligible Director in the form of Company stock. The Committee may in its sole discretion establish a minimum deferral amount at any time or from time to time, may increase the maximum amount which may be deferred and may establish different minimum and maximum deferral amounts for different Participants. Base Salary shall mean regular cash compensation for services performed by the Participant and paid during the calendar year, excluding, without limitation, bonuses of every type, commissions, overtime, fringe benefits, stock options and the compensation received or deemed to have been received by a Participant upon the exercise of stock options or the sale of stock received on such exercise, relocation expenses, incentive payments, non-monetary awards, directors' fees and other fees and allowances. Base Salary shall be calculated before reduction for any voluntary deferral under this or any other plan made available to the Participant by the Company, such as deferrals under Sections 125 and 402 of the Internal Revenue Code of 1986, as amended, (the "Code").

                           If no election is made, the amount deferred shall be zero.

                  (b)      TERMS OF ELECTION.

                           If a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the election to defer shall only apply to that portion of the Base Salary which has not yet been earned by the Participant as of the date the Participant Completes Enrollment. An election to defer may be expressed in any manner acceptable to the Committee from time to


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                           time. No election shall be effective which would
                           reduce the Participant's Base Salary below an amount which the Committee determines would be the minimum required in order to meet all applicable legal requirements.

         2.2 TIMING OF DEFERRAL ELECTION. A new Election Form will be required for each Plan Year. An Election Form must be delivered, in accordance with procedures established by the Committee, before the end of the Plan Year preceding the Plan Year for which the election is made ("Salary Deferral"); provided, however, that an election to defer any bonus to be paid for a Plan Year or to defer the payment of directors fees to be paid in the form of Company stock may be made up to September 30 of such Plan Year.

                  Salary Deferral elections for the 1998 Plan Year must be made no later than the later of (i) July 1, 1998, or (ii) 30 days after a Participant becomes an Eligible Executive or Eligible Director.

                  Salary Deferral elections for the Plan Year in which an individual first becomes an Eligible Executive shall be made within 30 days after such individual becomes an Eligible Executive.

         2.3 IMPLEMENTATION OF DEFERRAL. For each Plan Year, the portion of Base Salary which the Participant elected to defer shall be withheld from each regularly scheduled payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Salary. The deferral of a portion of any bonus shall be withheld at the time the bonus is or otherwise would have been paid to the Participant, whether or not this occurs during the Plan Year itself. No deferral shall be permitted for the Plan Year following the Plan Year in which the Participant has received a distribution under Article 3.

         2.4 VESTING. A Participant shall at all times be 100% vested in the amounts deferred.

         2.5 DEFERRAL DISTRIBUTION. Any Election Form containing an election of a deferral of Base Salary, directors fees or a bonus, must include elections, in accordance with the terms of the Plan as to (i) the date as of which distribution of such deferrals will commence, and (ii) whether distribution of such deferrals will be in a lump sum or installments as described in Article 4. The Participant may also elect whether or not to receive a distribution upon the occurrence of a change of control of the Company pursuant to Section 4.9, below. The distribution of all of a Participant's Deferral Accounts must commence, as provided in Article 4, no later than six months after the date of the Participant's termination of employment or ceasing to be an Eligible Director. The Participant may at any time


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                  which is at least six months before a distribution date make an irrevocable election to set a later distribution date. The election of distribution in a lump sum or installments may be modified after the initial election by filing another Election Form with the Committee, as provided herein. See Section 2.6(b) covering special rules applicable to Deferral Accounts which are treated as invested in the Company Stock Fund.

         2.6      ACCOUNTS.

                  (a) ACCOUNTING. The Company or its designee shall establish an account for recordkeeping purposes with respect to each Participant and each date of distribution elected by such Participant and each form in which distributions will be made or commence on such date of distribution (the "Deferral Account"). The Deferral Account shall be established only to determine the amount to which the Participant is entitled under the terms of this Plan. The Company shall increase or decrease the balance in each Deferral Account as follows: (i) by adding (or establishing new Deferral Accounts with respect to) all amounts withheld in accordance with the Participant's deferrals under Article 2, (ii) crediting or debiting each Deferral Account with earnings and losses of the investment accounts used for measuring such performance as described in paragraph (b), (iii) crediting each Deferral Account with the credit, if any, described in Section 2.11, and (iv) subtracting distributions made to or on behalf of the Participant under this Plan.

                  (b) EARNINGS. The Participant, in any manner permitted by the Committee, may elect, from time to time, those investment funds made available by the Committee from time to time, in which his or her Deferral Accounts shall be treated as having been invested for purposes of this Plan (the "Measuring Accounts"). Notwithstanding the foregoing, any election of a Measuring Account which is intended to invest primarily in the voting common stock of the Company (the "Company Stock Fund") cannot be changed, except with respect to amounts which will be withheld from the Participant and deferred under this Plan after the change in the election of the Company Stock Fund. In the case of deferrals of receipt of Company stock, such deferrals shall be invested solely in the Company Stock Fund. A Participant's Deferral Accounts shall be treated as if invested in accordance with the Participant's election, as determined by the Committee, for purposes of debiting or crediting the balance in such Deferral Accounts to reflect the performance of the Measuring Accounts. If the Committee or the Trustee of any trust established with respect to this Plan invests any assets in the investments selected as the Measuring Accounts,


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                           no Participant shall have any right in or to such
                           investments themselves, and the Participant's rights shall at all times be only to receive the amount calculated under the terms of this Plan from the Company.

                  (c) EXPENSES. No Plan expenses shall be allocable to the Deferral Accounts.

         2.7 EMPLOYMENT TAXES. For each Plan Year in which any deferral is elected under Section 2.1, there shall be withheld from other compensation payable to the Participant, in such manner as the Committee shall determine, the Participant's share of any employment or other taxes payable with respect to such deferral amounts. If necessary, the Committee may reduce the deferral in order to comply with this Section 2.7.

         2.8 WITHHOLDING. Any withholding required under any applicable law with respect to any payment under this Plan shall be made as determined by the Committee.

         2.9 EVA BANK DEFERRAL. Any individual who is a participant in the Economic Value Added Incentive Plan ("EVA Plan"), who is (i) an Officer of the Company, or (ii) eligible to be designated as an Eligible Executive under Section 1.1 of this Plan, and who had accrued a balance in the EVA Plan, may elect to defer receipt of such balance under the terms of this Plan on a form approved by the Committee no later than April 7, 1998. Such deferral of the accrued benefit under the EVA Plan shall be accounted for in a separate Deferral Account under this Plan and shall be subject to all the applicable terms of this Plan, as in effect from time to time; provided that such Deferral Account shall always be treated as if the Participant elected a Measuring Account which was the Company Stock Fund and subject to the provisions of 2.6(b) concerning distribution of such Deferral Account.

         2.10 DEFERRALS FROM OTHER PLANS. The Plan may accept the transfer of amounts deferred by a Participant under any other deferral plan or arrangement provided by the Company, including without limitation any shares of common stock of the Company which but for such deferral would be vested and nonforfeitable. Any amounts deferred representing shares of Company common stock shall be accounted for on a share by share basis, with appropriate adjustments to reflect changes in the capital structure of the Company, and shall, when distributed, be distributed in the form of common stock of the Company. Notwithstanding any of the provisions of the Plan to the contrary, the Participant shall not have any right to elect to have any amounts deferred in the form of Company


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                  common stock measured by reference to any Measurement Fund other than the Company Stock Fund. The Committee may direct the Plan to accept the transfer of amounts deferred by a Participant under a deferral plan or arrangement sponsored by a former employer of the Participant.

         2.11 COMPANY CREDITS. As soon as practicable after the end of a Plan Year, the Company shall credit the Deferral Account of each Participant who was eligible to make contributions to the PerkinElmer, Inc. Savings Plan (the "Savings Plan") with an amount equal to the excess, if any, of (a) the matching contribution that would have been made to such Participant's account under the Savings Plan if no deferral had been made under this Plan and the Participant had elected to make the maximum permitted contribution under the Savings Plan over (b) the matching contribution which actually was made to such Participant's account under the Savings Plan. In order to receive a credit under this Section 2.11, the Participant must make the maximum permissible contribution under the Savings Plan. In addition, the Company may, in its sole discretion, credit the Deferral Account of any Participant with such amounts as it deems appropriate and shall have no obligation to provide the same credit to any other Participant.

         2.12 INVESTMENT OF TRUST ASSETS. The Trustee of any trust established with respect to this Plan shall be authorized, upon written instructions received from the Committee, to invest and reinvest the assets of the trust in accordance with the instructions and the terms of the applicable trust agreement.

                                   ARTICLE 3

                        UNFORESEEN FINANCIAL EMERGENCIES

         If the Participant experiences an Unforeseen Financial Emergency, the Participant may request, in writing, a partial or full distribution from the Plan. The distribution shall not exceed the lesser of the sum of the Participant's Account Balances, calculated as if such Participant were receiving a distribution, in a lump sum, on termination of employment, or the amount reasonably needed to satisfy the Unforeseen Financial Emergency as determined by the Committee. Distributions shall be made from all the Deferral Accounts proportionately. If the Committee grants the request for a distribution, it shall be made within 60 days of the date of approval. For purposes of this Plan, an Unforeseen Financial Emergency is an event that would result in severe financial hardship for the Participant for which the Participant has no other resources which can reasonably be used (and has received all loans and distributions, including hardship distributions, for which the Participant is eligible under the Savings


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         Plan), as a result of (a) illness or accident affecting the Participant or a member of the Participant's family; (b) uninsured loss, or (c) any other extraordinary and unforeseen circumstance approved by the Committee in their sole control.

                                   ARTICLE 4

                                  DISTRIBUTIONS

         4.1 DISTRIBUTION ELECTIONS. A Participant shall receive a distribution of his or her Deferral Accounts on the date, and in the form, elected by the Participant subject to the provisions of this Article 4 and Section 2.6(b).

         4.2 METHOD OF DISTRIBUTION. A Participant shall elect on each Election Form completed with respect to an election to defer receipt of Base Salary or bonuses or directors fees, the method of distribution with respect to that deferral and the earnings thereon as provided in Section 2.5 and subject to the provisions of Section 2.6(b). Distributions may be made in a lump sum or installments of from 2 to 10 years in the case of a Participant whose employment terminates after attaining Normal Retirement Age. In the case of a Participant whose employment terminates before attaining age, Normal Retirement Age, distributions may only be made in the form of a lump sum, provided that a Participant may request an alternative form of distribution in writing. Normal Retirement Age shall be age 65 for all Participants who are Employees and for Eligible Directors shall be the retirement age for Directors set for in the By-Laws of the Company. The Committee shall have sole discretion as to whether such a request is approved. The Participant may change his or her election of the method of distribution of any Deferral Account or his or her election to receive the distribution set forth in Section 4.9, below, by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least six months prior to the date on which distribution of the Deferral Account will commence and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the distribution of the Deferral Account to which it applies. If a Participant does not make any election accepted by the Committee with respect to the distribution of a Deferral Account, then such Deferral Account shall be payable in a lump sum.

         4.3 DETERMINATION OF INSTALLMENTS. If installments are elected, then each installment shall be paid on the anniversary of the first installment or at any time which is no more than 90 days before or after the anniversary. The installment shall be calculated by multiplying the balance in the Deferral Account being distributed by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual


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                  payments due the Participant. Installment payments of amounts deferred in the form of Company Stock shall be determined using the procedures set forth in the preceding sentence, except that no fractional shares shall be distributed. By way of example, if the Participant elects 10 year installments, the first payment shall be 1/10 of the Deferral Account with respect to which this election is made. The following year, the payment shall be 1/9 of the then value of the Deferral Account, etc.

         4.4 DATE OF DISTRIBUTION ELECTION. As set forth in Section 2.5, each Election Form containing an election of a deferral under this Plan, shall include the election of a date of distribution by the Participant. Such date of distribution may be any future date, or the Participant's date of termination of employment. The Participant's election of a date of distribution may be changed in a manner consistent with
                  Section 2.5. Lump sum distribution shall be made, or installment distributions shall commence, no later than 90 days after the last day of the Plan Year in which distribution must be made or commence under the terms of the Plan.

         4.5 AUTOMATIC DISTRIBUTION. Notwithstanding the foregoing, all distributions, regardless of the date for distribution elected by the Participant, must commence on termination of employment. For purposes of this Plan, termination of employment includes death, ceasing to be an Eligible Director, voluntary termination of employment by the Participant or termination of employment by the Company or any subsidiary. It does not include the transfer to a subsidiary of the Company that has not adopted the Plan.

         4.6 DEATH PRIOR TO COMPLETE DISTRIBUTION If a Participant dies before all his or her Deferral Accounts are distributed, the Participant's remaining Deferral Accounts shall continue in effect under the terms of this Plan and shall be paid to the Participant's Beneficiary in the form elected by the Participant, but commencing within one year following the death of the Participant.

         4.7 FORM OF DISTRIBUTION. All distributions under this Plan shall be in cash, except that any amount treated as invested in the Company Stock Fund under Section 2.6(b) shall be distributed in shares of voting common stock of the Company, valued at the time of distribution.

         4.8 WITHDRAWAL ELECTION. A Participant (or, after the Participant's death, his or her Beneficiary) may elect, at any time, to withdraw all of his or her Account Deferral, calculated as of the day of the election, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the "Withdrawal Amount"). This election may be made at


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                  any time by a Participant, and after the Participant's death by his or her Beneficiary, irrespective of whether the Participant or Beneficiary has begun to receive installment payments. No partial withdrawals of the Withdrawal Amount shall be allowed. The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant (or his or her Beneficiary shall be paid the Withdrawal Amount, the Participant's participation in the Plan shall terminate, and the Participant shall not be eligible to participate in the Plan for the remainder of the Plan Year and the next Plan Year.

         4.9 DISTRIBUTION ON CHANGE IN CONTROL. A Participant may elect to receive a distribution of his Deferral Accounts upon a "change in control" of the Company (as such terms are defined in the trust referred to in Article XI below) (a "Change in Control"). If such an election is in force with respect to a Participant upon the occurrence of a Change in Control, the entire balance of the Participant's Deferral Accounts shall be paid to him or her as soon as possible following the occurrence of the Change in Control.

                                   ARTICLE 5

                             BENEFICIARY DESIGNATION

         5.1 BENEFICIARY. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of a Participating Employer in which the Participant participates.

         5.2 BENEFICIARY DESIGNATION; CHANGE. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

         5.3 ACKNOWLEDGMENT. No designation or change in designation of a Beneficiary shall be effective until received in writing and acknowledged in writing by the Committee or its designated agent.


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         5.4      NO BENEFICIARY DESIGNATION. If a Participant fails to
                  designate a Beneficiary as provided in this Article 5, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the then living issue of the Participant per stripes and, if there is no such issue, to the executor or personal representative of the Participant's estate.

         5.5 DOUBT AS TO BENEFICIARY. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to direct the Company to withhold such payments until this matter is resolved to the Committee's satisfaction.

         5.6 DISCHARGE OF OBLIGATIONS. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company and the Committee from all further obligations under this Plan with respect to the Participant.

                                   ARTICLE 6

                           LEAVE OF ABSENCE/DISABILITY

         6.1 PAID LEAVE OF ABSENCE. If a Participant is authorized by the Company for any reason to take a paid leave of absence the Participant shall continue to be considered employed and the deferral elections shall continue during such paid leave of absence.

         6.2 UNPAID LEAVE OF ABSENCE. If a Participant is authorized by the Company for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

         6.3 DISABILITY. A Participant who is disabled shall be treated in the same manner as a Participant on an authorized, unpaid leave of absence until the Participant's employment is terminated or the Participant returns to active employment. For purposes of this provision disability is


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                  determined by the Committee.

                                   ARTICLE 7

                     TERMINATION, AMENDMENT OR MODIFICATION

         7.1 TERMINATION. Although the Company anticipates that it will continue the Plan for an indefinite period of time, it reserves the right to terminate the Plan at any time, by action of its Board or any duly authorized committee thereof.

         7.2 AMENDMENT. The Board or the Committee may, at any time, amend or modify the Plan in whole or in part; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant's Deferral Accounts in existence at the time the amendment or modification is made. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Company shall have the right to accelerate installment payments by paying the Deferral Accounts in a lump sum or in fewer installments.

         7.3 EFFECT OF PAYMENT. The full payment of the applicable benefit under the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant shall cease to be a Participant under this Plan.

                                   ARTICLE 8

                                 ADMINISTRATION

         8.1 COMMITTEE DUTIES. This Plan shall be administered by the Committee. The Committee shall also have the complete discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

         8.2 AGENTS. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

         8.3 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

         8.4 INDEMNITY OF COMMITTEE. The Company shall indemnify and hold harmless the members of the Committee, and any employee of the Company to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, to the full extent permitted by law, if the individual was acting in the good faith belief that such action or failure to act was in the best interest of the Company and consistent with the terms of the Plan.

         8.5 EMPLOYER INFORMATION. To enable the Committee to perform its functions, the Company and every Participating Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants and such other pertinent information as the Committee may reasonably require.

                                   ARTICLE 9

                          OTHER BENEFITS AND AGREEMENTS

         The benefits provided for a Participant and such Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                   ARTICLE 10

                                CLAIMS PROCEDURES

10.1 PRESENTATION OF CLAIM. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within

                  180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

         10.2 NOTIFICATION OF DECISION. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

                  (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

                  (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, in which case such notice must also be set forth in a manner calculated to be understood by the Claimant:

                           1. the specific reason(s) for the denial of the claim, or any part thereof;

                           2.       specific reference(s) to pertinent
                                    provisions of the Plan upon which such
                                    denial was based;

                           3. a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                           4. an explanation of the claim review procedure set forth in Section 10.3 below.

         10.3 REVIEW OF A DENIED CLAIM. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

                  (a)      may review pertinent documents;

                  (b)      may submit written comments or other documents;
                           and/or

                  (c) may request a hearing, which the Committee, in its sole discretion, may grant.

         10.4 DECISION ON REVIEW. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

                  A.       specific reasons for the decision;

                  B. specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

                  C.       such other matters as the Committee deems relevant.

         10.5 LEGAL ACTION. A Claimant's compliance with the foregoing provisions of this Article 10 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                                   ARTICLE 11

                                      TRUST

         11.1 ESTABLISHMENT OF THE TRUST. The Company and each Participating Employer shall establish one or more trusts pursuant to one or more trust agreements between the Company and each Participating Employer and the trustee named therein, as amended from time to time (the "Trust"), and the Company shall at least annually transfer over to the Trust such assets as the Company and each Participating Employer determines, in its sole discretion, are necessary to provide for its liabilities under the Plan.

         11.2 INTERRELATIONSHIP OF THE PLAN AND THE TRUST. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, each Participating Employer, Participants and the creditors of the Company to the assets transferred to the Trust. The Company and each Participating Employer shall at all times remain liable to carry out its obligations under the Plan.

         11.3 DISTRIBUTIONS FROM THE TRUST. The obligations of the Company and each Participating Employer under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce their obligations under this Plan.

                                   ARTICLE 12

                                  MISCELLANEOUS

         12.1 STATUS OF PLAN. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

         12.2 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company or any Participating Employer. For purposes of the payment of benefits under this Plan, any and all of the assets of the Company and any Participating Employer shall be, and remain, the general, unpledged unrestricted assets of the Company and any Bankruptcy Employer. Their obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

         12.3 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

         12.4 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company or any Participating Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless otherwise expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or any Participating Employer or to interfere with the right of the Company or any Participating Employer to discipline or discharge the Participant at any time.

         12.5 FURNISHING INFORMATION. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

         12.6 TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

         12.7 CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

         12.8 GOVERNING LAW. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the Commonwealth of Massachusetts without regard to its conflicts of laws principles.

         12.9 NOTICE. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                           Compensation and Stock Option Committee
                           c/o General Counsel
                           PerkinElmer, Inc.
                           45 William Street
                           Wellesley, MA  02181-4078

                  Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

                  Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

         12.10 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Company or any Participating Employer and their successors and assigns and the Participant and the Participant's designated Beneficiaries.

         12.11 VALIDITY. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

         12.12 INCOMPETENT. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person the Committee determines in good faith to be incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

         12.13    DISTRIBUTION IN THE EVENT OF TAXATION.

                  (a) IN GENERAL. If, for any reason, all or any portion of a Participant's benefits under this Plan becomes taxable to the Participant prior to Change in Control of the Company or any Participating Employer as defined in the Trust (a "Change in Control"), or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after receipt, a Participant may petition the Committee before a Change in Control, shall be granted), the Company or Trustee shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid Deferral Accounts under the
                           Plan)(the "Tax Liability Distribution"). If the petition is granted, the Tax Liability Distribution shall be made within 90 days of the date when the Participant's petition is granted. Such Tax Liability Distribution shall affect and reduce the benefits to be paid under this Plan.

                  (b) TRUST. If the Trust terminates and benefits are distributed from the Trust to a Participant, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

         IN WITNESS WHEREOF, the Company has signed this Plan document as of this 20th day of October, 1999.


                                      PerkinElmer, Inc.



                                      By:     /s/ Terry L. Carlson
                                              ---------------------------------

                                      Title:  Senior Vice President and General
                                              Counsel